UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 2 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2012

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North, Suite 306

Marlboro, New Jersey 07728

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2012, the Company completed an Amendment No. 2 to Settlement Agreement and Payment Agreement with Duane Morris, LLP and Keli Isaacson Whitlock. As result of the amendment, the payment of the initial installment of $403,554, has been extended to December 1, 2012. The parties had previously entered into the first amendment to Settlement Agreement and Payment Agreement on May 23, 2012 (See Form 8-K of the Company on such date). Except as stated above, all other terms and conditions of the referenced Settlement Agreement and Payment Agreement, as amended on May 23, 2012, remain unchanged, including the fact that commencing May 23, 2012, interest accrues on the amount due, which is $1,614,216, at the rate of 5% per annum.

Please refer to the Company’s Form 8-K’s filed on May 27, 2011 and May 23, 2012 for more specific terms and provisions of the referenced Settlement Agreement and Payment Agreement as amended (“Prior Filings”). The Prior Filings, including the exhibits filed therewith, are incorporated by reference for all purposes.

Item 8.01. Other Information.

On September 21, 2012, the Company appointed Mr. George Mesa Sr. as the Director of Security for its Mexican mining claims. Mr. Mesa is an international businessman and entrepreneur. Mr. Mesa has been in the commodities trading business for over 14 years. In addition to a multitude of other business ventures. George Mesa Sr. is the founder of Nirk Magnate Holding Corp., a supplier of physical crude oil, refined products, natural gas, and fuel oil to different countries and companies throughout the world. Mr. Mesa is the VP of Morningside Entertainment, known for films such as: Sinbad, Jason and the Argonauts, Clash of the Titans, among others. Mr. Mesa graduated with a degree in International Business and Trade from the Foreign Commerce Institute located in Havana Cuba. He spent four years studying at the Naval Military Academy in the faculty of Electro Mechanical Engineering and went on to graduate at the Superior Academy of Law known as Arides Estevez Sanchez, also located in Havana, Cuba. Mr. Mesa served as a Special Force Agent for the Government of Cuba where he specialized in counterintelligence and security systems.

As of the date of this report, the Company has not entered into a formal compensatory arrangement with Mr. Mesa, however, the Company granted him 1,000,000 stock options under the Company’s 2007 Stock Option Plan. The options will be subject to a formal stock option agreement between the parties, however, the exercise price for such options will be $0.12 per share (closing price of the Company’s common stock on the date of grant).

As of the date of this Report, except as stated herein, the Company has no written or oral agreements with the above party regarding compensation or any other form of remuneration. Any compensation paid to Mr. Mesa will be as a result of an agreement between the parties. There are no family relationships between Mr. Mesa and any other officers and/or directors. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which Mr. Mesa had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Mr. Mesa is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Genarro Pane
Name: Genarro Pane
Title: Chief Executive Officer
Date: October 3, 2012